Exhibit 4.5

NATIONAL FUEL GAS COMPANY

OFFICER’S CERTIFICATE

Establishing Notes

Timothy J. Silverstein, the Treasurer and Chief Financial Officer of National Fuel Gas Company, a New Jersey corporation (the “Company”), pursuant to the authority granted in the resolutions of the Board of Directors (the “Board”) of the Company adopted on    , 20 and    , 20 and the Financing Committee of the Board on    , 20 and Sections 102, 201 and 301 of the Indenture (as defined below), does hereby certify to The Bank of New York Mellon (formerly The Bank of New York), as Trustee (the “Trustee”) under the Indenture of the Company (For Unsecured Debt Securities) dated as of October 1, 1999 (as supplemented or amended to date, the “Indenture”), that:

1.

The Securities of the    series to be issued under the Indenture shall be designated    % Notes due    (the “Notes of the    Series”); the Notes of the    Series shall be in substantially the form set forth in Exhibit A hereto.

2.

The Notes of the    Series shall be initially authenticated and delivered in the aggregate principal amount of $    (the “Initial Notes of the    Series”); provided, however, that the Company may, without consent of the Holders of the Initial Notes of the    Series, create and issue additional Notes of the    Series ranking equally with, and otherwise identical in all respects to, the Initial Notes of the    Series (except for the issue date, issue price, the date from which interest first accrues thereon and, if applicable, the first interest payment date therefor), which additional Notes of the    Series shall form a single series with the Initial Notes of the    Series.

3.	The Notes of the Series shall mature, and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on , 20 .

4.	The Notes of the Series shall be issued in the denominations of $ and integral multiples of $ in excess thereof.

5.	The Notes of the Series shall bear interest as provided in the form thereof set forth in Exhibit A.

6.

The principal of and premium, if any, and interest on the Notes of the    Series shall be payable at, and registration of transfers and exchanges in respect of the Notes of the    Series may be effected at, the office or agency of the Company in The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto [or, in certain circumstances described in the form of Notes of the    Series hereto attached as Exhibit A, by wire transfer to an account designated by the person entitled thereto]. Notices and demands to or upon the Company in respect of the Notes of the    Series and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee, located at    , shall initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee shall initially be the Security Registrar and the Paying Agent for the Notes of the Series.

7.	[Redemption provisions, if any, will be inserted here].

8.	[Extension of interest payment provisions, if any, will be inserted here].

9.	[Change of control provisions, if any, will be inserted here].

10.	The Notes of the Series shall be issued initially in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company, New York, New York).

11.

Beneficial interests in the Notes of the    Series issued as Global Notes may not be exchanged in whole or in part for individual certificated Notes of the    Series in definitive form, and no transfer of a Global Note of the    Series in whole or in part may be registered in the name of any Person other than the Depository or its nominee, except that if (A) the Depository has notified the Company that it is unwilling or unable to continue as Depository for the Global Notes of the    Series, (B) the Depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository for such Global Notes of the    Series has not been appointed within 90 days of (i) that notice or (ii) the Company becoming aware that the Depository is no longer registered, (C) an Event of Default occurred and is continuing, and the Depository requests the issuance of certificated Notes of the    Series in definitive form or (D) the Company determines not to have the Notes of the    Series represented by Global Notes, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of the definitive Notes of the    Series, shall authenticate and deliver, Notes of the    Series in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Notes of the    Series representing such Notes of the    Series in exchange for such Global Notes of the    Series, such definitive Notes of the    Series to be registered in the names provided by the Depository.

12.

With respect to the Notes of the    Series, the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever an Authorized Officer is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the

Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as reasonably practicable upon learning of any compromise or unauthorized use of the security procedures.

13.

No service charge shall be made for the registration of transfer or exchange of the Notes of the    Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

14.

The Trustee, the Security Registrar and the Company shall have no responsibility under the Indenture for transfers of beneficial interests in the Notes of the    Series, for any depository records of beneficial interests or for any transactions between the Depository and beneficial owners.

15.

If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes of the    Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)

an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes of the    Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Notes of the Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Company and acceptable to the Trustee, showing the calculation thereof; or

(B)

an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Notes of the    Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

16.	The Notes of the Series shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto.

17.

All conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent), relating to the Company’s issuance of the Notes of the    Series and the Trustee’s authentication and delivery of the Notes of the    Series requested in the accompanying Company Order No.  have been complied with.

18.

The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the Company’s issuance of the Notes of the    Series and the Trustee’s authentication and delivery of the Notes of the    Series, and in respect of compliance with which this certificate is made.

19.

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers, employees and counsel of the Company familiar with the matters set forth herein.

20.

In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

21.	In the opinion of the undersigned, such conditions and covenants have been complied with.

22.

Solely with respect to the Notes of the    Series, the Trustee’s certificate of authentication on the Notes of the    Series, and any other document delivered in connection with the Indenture, this Officer’s Certificate or the issuance and delivery of the Notes of the    Series may be signed on behalf of the Trustee by manual or pdf or other electronically imaged signature.

Capitalized terms used herein and not otherwise defined shall have the meaning prescribed to them in the Indenture.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date first written above.

Timothy J. Silverstein
Treasurer and Chief Financial Officer

[Signature Page to Officer’s Certificate Establishing the Terms of the Notes]

EXHIBIT A

[depositary legend]

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[FORM OF FACE OF NOTE]

NATIONAL FUEL GAS COMPANY

% NOTES DUE

NO. ______	CUSIP NO.: ____

ORIGINAL ISSUE DATE: ______	PRINCIPAL AMOUNT: ____

ORIGINAL INTEREST ACCRUAL DATE: ______	INTEREST RATE: ____

MATURITY DATE: ______

INTEREST PAYMENT DATES: ______

REDEEMABLE AT OPTION OF THE COMPANY: ______	YES NO

REDEEMABLE AT OPTION OF THE HOLDER: ______	YES NO

(See the Reverse of this Note for redemption provisions)

NATIONAL FUEL GAS COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ on the Maturity Date specified above, and to pay interest thereon at the Interest Rate specified above, [semi-annually] [quarterly] on the Interest Payment Dates specified above of each year and on the Maturity Date, from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case interest shall be payable from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Security, from the Original Interest Accrual Date. In the event that the Maturity Date [or any date fixed for redemption] is not a Business Day, then payment of principal and interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Maturity Date [or date fixed for redemption]. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on such Interest Payment Date. The Initial Interest Payment Date shall be    , 20 , and the payment on that date shall include all interest accrued from the Original Interest Accrual Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (a) the Business Day immediately preceding such Interest Payment Date so long as Securities of this series remain in book-entry only form or (b) the    calendar day prior to such Interest Payment Date if Securities of this series do not remain in book-entry only form; provided, however, that interest payable at Maturity shall be paid to the Person to whom principal shall be paid. [Subject to extension of interest payment provisions,] [A]ny such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that [(a)] at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto[, and (b) upon the written request of a Holder of not less than $    million in aggregate principal amount of Securities of this series delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, pdf or other electronically imaged signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NATIONAL FUEL GAS COMPANY

By:
Timothy J. Silverstein
Treasurer and Chief Financial Officer

[Signature Page to the Global Note]

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to the Certificate of Authentication]

[FORM OF REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of October 1, 1999 (herein, together with any amendments or supplements thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on     , 20 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all terms and provisions of the Indenture.

[Redemption provisions, if any, will be inserted]

[Interest rate adjustment provisions, if any, will be inserted]

[Change of control provisions, if any, will be inserted]

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company in respect of this Security, or any portion of the principal amount thereof, upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.

If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (c) such Holder shall have offered the Trustee reasonable indemnity, (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (e) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof and premium, if any, or [,subject to the extension of interest payment provisions,] interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[Extension of interest payment provisions, if any, will be inserted here].

The Securities are issuable only in registered form without coupons in denominations of $    and integral multiples of $    in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are transferable to a transferee or transferees, as designated by the Holder surrendering the same for such registration of transfer, and exchangeable for a like aggregate principal amount of Securities and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.